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                                                                    Exhibit 99.1


CONTACTS:

Gary Baker, Juno Public Relations
(212) 597-9005 or pr@support.juno.com

Becky Yeamans, Juno Investor Relations
(212) 597-9274 or ir@support.juno.com


JUNO PROMOTES HARSHAN BHANGDIA TO CFO

NEW YORK, NY (April 20, 2001) -- Juno Online Services, Inc. (Nasdaq: JWEB), one of the nation's largest providers of Internet access, today announced the promotion of Harshan Bhangdia to the position of chief financial officer. Mr. Bhangdia, who is also a senior vice president of the company, joined Juno in 1999 and has served as acting chief financial officer since March 1, 2001. Prior to joining Juno, Mr. Bhangdia worked for PricewaterhouseCoopers LLP. Mr. Bhangdia holds an M.B.A. from Pace University and a B.S. from Wagner College.

"Harshan has made outstanding contributions since he joined our firm in 1999," said Charles Ardai, Juno's president and chief executive officer. "We are proud and excited to see his role expand."


ABOUT JUNO
Juno Online Services, Inc. is one of the nation's leading Internet access providers, with 14.2 million total registered subscribers as of December 31, 2000, and 4.0 million active subscribers during that month.

Founded in 1995, Juno provides multiple levels of service, including free basic Internet access, billable premium dial-up service, and (in certain markets) high-speed broadband access. The company's revenues are derived primarily from the subscription fees charged for its billable premium services, from the sale of advertising, and from various forms of electronic commerce.

For more information about Juno, visit www.juno.com/corp/. To get a copy of the Juno software, go to www.juno.com or call 1-800-TRY-JUNO.

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STATEMENTS IN THIS PRESS RELEASE REGARDING JUNO ONLINE SERVICES, INC. THAT ARE
NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE SUCH STATEMENTS TO DIFFER MATERIALLY FROM ACTUAL FUTURE EVENTS OR RESULTS. ANY SUCH FORWARD-LOOKING STATEMENTS ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE JUNO'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN A FORWARD-LOOKING STATEMENT: LIMITED HISTORY OF OFFERING JUNO'S BILLABLE PREMIUM SERVICES AND FREE BASIC SERVICE IN ITS CURRENT FORM; HISTORY OF LOSSES; POSSIBLE UNAVAILABILITY OF FINANCING AS AND IF


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NEEDED; RISKS THAT JUNO MAY BE UNABLE TO DERIVE SIGNIFICANT REVENUES FROM THE
SALE OF ADVERTISING, DUE TO MARKET CONDITIONS OR OTHER FACTORS; INABILITY TO SUCCESSFULLY MIGRATE FREE SUBSCRIBERS TO, OR TO RETAIN SUBSCRIBERS IN, JUNO'S BILLABLE PREMIUM SERVICES; INCREASING COMPETITION FROM EXISTING OR NEW COMPETITORS; RAPID TECHNOLOGICAL CHANGE; DEPENDENCE ON A LIMITED NUMBER OF TELECOMMUNICATIONS CARRIERS AND OTHER THIRD PARTY VENDORS; POSSIBLE INDUSTRY CONSOLIDATION; AND POTENTIAL FLUCTUATIONS IN QUARTERLY AND ANNUAL RESULTS. THIS LIST IS INTENDED TO IDENTIFY ONLY CERTAIN OF THE PRINCIPAL FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER. READERS ARE REFERRED TO THE REPORTS AND DOCUMENTS FILED FROM TIME TO TIME BY JUNO WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE ANNUAL REPORT ON FORM 10-K FILED MARCH 16, 2001, FOR A DISCUSSION OF THESE AND OTHER IMPORTANT RISK FACTORS.